EXHIBIT F


                       [SCHIFF HARDIN & WAITE LETTERHEAD]

                                 October 5, 2000




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          Re:  NiSource Inc. and New NiSource Inc.
               -----------------------------------

Ladies and Gentlemen:

     We have acted as special counsel for NiSource Inc., an Indiana corporation ("NiSource"), and New NiSource Inc., a Delaware corporation and wholly-owned subsidiary of NiSource ("New NiSource"), in connection with the proposed mergers (the "Transaction") contemplated by the Agreement and Plan of Merger among Columbia Energy Group, a Delaware corporation ("Columbia"), NiSource, New NiSource, Parent Acquisition Corp., an Indiana corporation and wholly-owned subsidiary of New NiSource ("Parent Acquisition"), Company Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of New NiSource ("Company Acquisition"), and NiSource Finance Corp., an Indiana corporation and special purpose financing subsidiary of New NiSource, dated as of February 27, 2000, as amended and restated as of March 31, 2000 (the "Merger Agreement"). In the Transaction, upon receipt of all approvals, Parent Acquisition will merge into NiSource, and Company Acquisition will merge into Columbia. NiSource and Columbia will be the surviving corporations in those mergers and will become wholly-owned by New NiSource. Immediately after the mergers, NiSource will merge into New NiSource, which will change its name to "NiSource Inc." and serve as a holding company for Columbia and its subsidiaries and the current subsidiaries of NiSource. This opinion is being delivered at the request of NiSource and New NiSource in connection with the Application/Declaration on Form U-1 jointly filed by NiSource, New NiSource and Columbia under the Public Utility Holding Company Act of 1935 in connection with the Transaction (the "Application").


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Securities and Exchange Commission
October 5, 2000
Page 2


     As such counsel, we have examined the Merger Agreement, the Registration Statement on Form S-4, as amended (Registration No. 333-33896) filed by NiSource and New NiSource with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the documents filed as Exhibits thereto, the Articles or Certificate of Incorporation and By-Laws of NiSource and New NiSource, resolutions adopted by the Boards of Directors of NiSource and New NiSource and certificates of public officials. In addition, we have examined such other documents and matters of law and made such inquiries as we have deemed necessary or appropriate to enable us to render the opinions expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established by us, relied upon the aforesaid instruments and documents.

     Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

          1. The consummation of the Transaction in accordance with the Merger Agreement will not violate any of the laws of the State of Indiana applicable to the Transaction.

          2. New NiSource is a corporation duly incorporated and validly existing under the laws of the State of Delaware. The New NiSource common shares, par value $.01 per share, issuable pursuant to the Transaction, when issued as contemplated by the Merger Agreement, will be validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the rights and privileges appertaining thereto. The New NiSource Stock Appreciation Income Linked SecuritiesSM (SAILS), issuable pursuant to the Transaction, when issued as contemplated by the Merger Agreement, will be valid and legally binding obligations of New NiSource, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and the holders thereof will be entitled to the rights and privileges appertaining thereto.

          3. Upon consummation of the Transaction in accordance with the Merger Agreement, New NiSource will legally acquire all of the outstanding shares of common stock of Columbia.

          4. The consummation of the Transaction in accordance with the Merger Agreement will not violate the legal rights of the holders of any securities issued by NiSource or New NiSource or any associate company thereof.


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Securities and Exchange Commission
October 5, 2000
Page 3


     The law covered by the opinions expressed herein is limited to the laws of the States of Delaware and Indiana and the federal securities laws of the United States of America.

     We hereby consent to the filing of this opinion as Exhibit F to the Application.

                                        Very truly yours,

                                        SCHIFF HARDIN & WAITE


                                        By:  /s/ Peter V. Fazio, Jr.
                                           -------------------------------------
                                             Peter V. Fazio, Jr.